Exhibit 99.1

This statement on Form 4 is filed jointly by BCLS Acquisition Holdings, LP and
BCLS Acquisition Holdings (GP), LLC. The principal business address of each of these reporting persons is 200 Clarendon Street, Boston, Massachusetts 02116.

Name of Designated Filer: BCLS Acquisition Holdings, LP

Date of Event Requiring Statement: October 26, 2020

Issuer Name and Ticker or Trading Symbol: BCLS Acquisition Corp.
(Nasdaq: BLSA)

BCLS Acquisition Holdings, LP

By: BCLS Acquisition Holdings (GP), LLC, its general partner

By: /s/ Jeffrey Schwartz
   ------------------------------
   Name:  Jeffrey Schwartz
   Title: Manager

BCLS Acquisition Holdings (GP), LLC

By:/s/ Jeffrey Schwartz
   ------------------------------
   Name: Jeffrey Schwartz
   Title: Manager